UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2011

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The information contained in this Current Report on Form 8-K is being furnished by Ellington Financial LLC (the "Company") pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Ellington Financial LLC (the "Company") previously announced in a press release issued on May 4, 2011, that its senior management team will make a presentation at the Tenth Annual JMP Securities Research Conference at approximately 2:00 p.m. Eastern Time on Wednesday, May 11, 2011 at The Ritz Carlton in San Francisco. A copy of the Company's presentation materials will be available on the Company's web site, www.ellingtonfinancial.com, under "For Our Shareholders - Presentations" starting at approximately 1:00 p.m. on May 11, 2011.

The Company has also opted to make a web cast of its presentation available. A live web cast of the presentation will be available at 2:00 p.m., Eastern time, on May 11, 2011, by going to http://www.wsw.com/webcast/jmp13/efc. In addition, interested parties may view the web cast for a period of ninety days after the presentation by going to the same link.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, shall not be deemed "filed" for the purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date: May 11, 2011	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer